Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2009

Second Quarter Revenues Grow 8%,

Adjusted Income from Operations Increases 16%

New York, N.Y., August 4, 2009 — Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced financial results for the second quarter ended June 30, 2009.

Key Financial Results — Second Quarter 2009

• Revenues were $272.9 million, up 8% from $253.6 million in the second quarter of 2008.

• Net income attributable to Genpact Limited common shareholders was $29.7 million, up 20% from $24.8 million in the second quarter of 2008; net income margin for the second quarter of 2009 was 10.9%, up from 9.8% in the second quarter of 2008.

• Diluted earnings per common share attributable to Genpact Limited common shareholders were $0.14, up from $0.11 per share in the second quarter of 2008.

• Adjusted income from operations increased 16% to $48.4 million compared to $41.8 million in the second quarter of 2008.

• Adjusted income from operations margin was 17.7%, up from 16.5% in the second quarter of 2008.

• Adjusted diluted earnings per share attributable to Genpact Limited common shareholders were $0.18, consistent with the second quarter of 2008.

Pramod Bhasin, Genpact’s President and CEO said, “Genpact completed the second quarter of 2009 with a solid performance.  Despite what remains a challenging economic environment, we delivered growth in the quarter, both year-over-year and sequentially, in revenue, margins, operating income and cash flow.  Revenue increased 8% year-over-year to $273 million, reflecting superior growth in our Global Client business, as well as across regions. Adjusted income from operations margin increased to 17.7% in the second quarter of 2009, compared to 16.5% for the second quarter of 2008.  These improved results reflect our operational excellence and cost management expertise, and give us confidence in our margin outlook for the year.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 27% over the second quarter of 2008. Revenues from Global Clients now represent approximately 60% of Genpact’s total revenues, with the remaining 40% of revenues coming from GE.  GE revenues decreased 7% from the second quarter of 2008, adjusted for dispositions by GE.

Approximately 83% of Genpact’s revenues for the quarter came from business process services, up from 79% for the second quarter of 2008, while revenues from IT services were approximately 17% of total revenues for the second quarter of 2009 as compared to 21% for the second quarter of 2008.

In the second quarter of 2009, 35 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 29 such relationships at the end of 2008.   Of those, five client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

Genpact generated $49 million of cash from operations in the second quarter of 2009, up from $48 million in the second quarter of 2008. Genpact has a strong balance sheet, with approximately $367 million in Cash and Cash Equivalents, Short Term Investments and Short Term Deposits.

Year-to-Date Results

•                    Revenues were $538.7 million, up 10% from $488.2 for the first half of 2008.

•                    Net income attributable to Genpact Limited common shareholders was $59.6 million, up 34% from $44.5 million in the first half of 2008; net income margin for the first half of 2009 was 11.1%, up from 9.1% in the first half of 2008.

•                    Diluted earnings per common share attributable to Genpact Limited common shareholders were $0.27, up from $0.20 per share in the first half of 2008.

•                    Adjusted income from operations increased 29% to $90.5 million compared to $70.2 for the first half of 2008.

•                    Adjusted income from operations margin was 16.8%, up from 14.4% in the first half of 2008.

•                    Adjusted diluted earnings per share attributable to Genpact Limited common shareholders were $0.35, up from $0.32 in the first half of 2008.

Annualized revenue per employee increased to approximately $30,600 for the first half of 2009 from $29,700 in the first half of 2008.  As of June 30, 2009, Genpact had approximately 37,400 employees worldwide, an increase from 35,500 as of June 30, 2008.  Genpact’s employee attrition rate for the first half of 2009, measured from day one of employment, was 22%, down from 25% for the same period in 2008.  Genpact’s attrition rate would be 19% if measured after six months of employment, as many of Genpact’s competitors do.

Bhasin continued, “Although we are satisfied with our results for the quarter, in light of the environment of continuing delays and uncertainty, and based on the trends in the second quarter that we believe are likely to continue, we feel it is appropriate at this time to revise our annual guidance for 2009.  We are therefore lowering our revenue guidance to a range of 6-9%, from 10-15% growth over 2008. However, by continuing to manage our costs aggressively, we are driving significant earnings growth even in this environment.  As a result we are raising our adjusted operating margin guidance to a range of 17-17.5% from 16-17%. We remain very positive about the drivers of growth for our industry and Genpact over the mid- and longer term. Our Global Client growth engine is healthy and robust, our relationship with GE is strong and deep and our profitability is expanding, even in a tough economy.”

Conference Call

Genpact management will host a conference call beginning at 8:00 a.m. EDT on August 4, 2009 to discuss the company’s performance for the periods ended June 30, 2009. To participate, callers can dial 1 (866) 543-6407 from within the U.S. or 1 (617) 213-8898 from any other country. Thereafter, callers will be prompted to enter the participant passcode, which is 42150539.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. Genpact combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, Morocco, the Philippines, Poland, the Netherlands, Romania, Spain, South Africa, Guatemala and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Anil Nayar
+91 (124) 402-3079
anil.nayar@genpact.com

Media	Anita Trehan
+91 (124) 402 2726
anita.trehan@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

 (Unaudited)

 (In thousands, except per share data)

	As of December 31,	As of June 30,
	2008	2009
Assets
Current assets
Cash and cash equivalents	$184,050	$285,785
Short term investments	141,662	60,571
Accounts receivable, net	140,504	137,763
Accounts receivable from a significant shareholder, net	88,793	97,854
Short term deposits with a significant shareholder	59,332	20,964
Deferred tax assets	38,629	32,444
Due from a significant shareholder	1,428	537
Prepaid expenses and other current assets	89,936	117,280
Total current assets	744,334	753,198

Property, plant and equipment, net	174,266	181,352
Deferred tax assets	111,002	88,913
Investment in equity affiliates	970	843
Customer-related intangible assets, net	56,858	45,938
Other intangible assets, net	5,309	2,695
Goodwill	531,897	536,771
Other assets	71,690	71,132
Total assets	$1,696,326	$1,680,842

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

 (In thousands, except per share data)

	As of December 31,	As of June 30,
	2008	2009
Liabilities and equity
Current liabilities
Short-term borrowings	$25,000	$—
Current portion of long-term debt	29,539	39,614
Current portion of capital lease obligations	41	44
Current portion of capital lease obligations payable to a significant shareholder	1,968	1,997
Accounts payable	8,377	14,952
Income taxes payable	2,081	24,310
Deferred tax liabilities	12	13
Due to a significant shareholder	9,832	6,031
Accrued expenses and other current liabilities	348,209	298,143
Total current liabilities	$425,059	$385,104

Long-term debt, less current portion	69,665	49,834
Capital lease obligations, less current portion	82	80
Capital lease obligations payable to a significant shareholder, less current portion	4,259	3,765
Deferred tax liabilities	10,174	6,466
Due to a significant shareholder	7,322	10,257
Other liabilities	335,399	220,649
Total liabilities	$851,960	$676,155

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 214,560,620 and 215,497,453 issued and outstanding as of December 31, 2008 and June 30, 2009, respectively	2,146	2,155
Additional paid-in capital	1,030,304	1,044,974
Retained earnings	151,610	211,256
Accumulated other comprehensive income (loss)	(342,267)	(256,677)
Genpact Limited shareholders’ equity	841,793	1,001,708
Noncontrolling interest	2,573	2,979
Total equity	844,366	1,004,687
Commitments and contingencies
Total liabilities and equity	$1,696,326	$1,680,842

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009
Net revenues
Net revenues from services — significant shareholder	$125,851	$110,428	$240,174	$222,449
Net revenues from services — others	127,725	162,422	248,028	316,234
Total net revenues	253,576	272,850	488,202	538,683
Cost of revenue
Services	147,092	165,803	293,173	329,522
Total cost of revenue	147,092	165,803	293,173	329,522
Gross profit	106,484	107,047	195,029	209,161

Operating expenses:
Selling, general and administrative expenses	66,632	63,866	128,769	127,723
Amortization of acquired intangible assets	9,601	6,496	19,825	13,365
Other operating (income) expense, net	1,073	(1,164)	(64)	(2,877)
Income from operations	$29,178	$37,849	$46,499	$70,950

Foreign exchange (gains) losses, net	883	2,234	(5,833)	(571)
Other income (expense), net	3,148	2,071	5,022	3,143

Income before share of equity in (earnings) loss of affiliates and income tax expense (benefit)	31,443	37,686	57,354	74,664

Equity in (gain) loss of affiliates	110	205	319	435
Income tax expense (benefit)	3,376	5,663	6,543	10,535
Net Income	$27,957	$31,818	$50,492	$63,694

Net income attributable to noncontrolling interest	3,141	2,131	5,982	4,048
Net income attributable to Genpact Limited common shareholders	$24,816	$29,687	$44,510	$59,646

Net income available to Genpact Limited common shareholders	$24,816	$29,687	$44,510	$59,646
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.12	$0.14	$0.21	$0.28
Diluted	$0.11	$0.14	$0.20	$0.27

Weighted average number of common shares used in computing earnings (loss) per common share attributable to Genpact Limited common shareholders
Basic	213,001,442	215,030,747	212,599,543	214,808,173
Diluted	218,863,648	218,644,090	218,151,069	217,943,408

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2008	2009
Operating activities
Net income attributable to Genpact Limited common shareholders	$44,510	$59,646
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	28,952	25,291
Amortization of debt issue costs	332	294
Amortization of acquired intangible assets	20,325	13,660
Loss (gain) on sale of property, plant and equipment, net	2,228	(343)
Provision for doubtful receivables	2,022	1,990
Provision for mortgage loans	580	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(2,684)	2,233
Equity in loss of affiliates	319	435
Noncontrolling interest	5,982	4,048
Share-based compensation expense	8,309	9,431
Deferred income taxes	(9,932)	(12,840)
Change in operating assets and liabilities:
Increase in accounts receivable	(30,341)	(7,817)
Increase in other assets	(16,380)	(30,016)
(Decrease) increase in accounts payable	(1,164)	5,859
Decrease in accrued expenses and other current liabilities	(3,856)	(33,048)
Increase in income taxes payable	14,220	22,279
Increase in other liabilities	5,959	6,658
Net cash provided by operating activities	$69,381	$67,760

Investing activities
Purchase of property, plant and equipment	(31,921)	(31,187)
Proceeds from sale of property, plant and equipment	3,790	1,904
Investment in affiliates	(883)	(296)
Purchase of short term investments	—	(85,623)
Proceeds from sale of short term investments	—	166,749
Short term deposits placed with significant shareholder	(122,673)	(64,457)
Redemption of short term deposits with significant shareholder	129,627	102,923
Payment for business acquisition	—	(20,196)
Net cash (used for) provided by investing activities	$(22,060)	$69,817

Financing activities
Repayment of capital lease obligations	(1,356)	(1,295)
Repayment of long-term debt	(10,458)	(10,000)
Repayment of short-term borrowings, net	—	(25,000)
Proceeds from issuance of common shares on exercise of options	8,874	5,248
Distribution to noncontrolling interest	(5,631)	(3,611)
Net cash used for financing activities	$(8,571)	$(34,658)

Effect of exchange rate changes	(20,078)	(1,184)
Net increase in cash and cash equivalents	38,750	102,919
Cash and cash equivalents at the beginning of the period	279,306	184,050
Cash and cash equivalents at the end of the period	$297,978	$285,785

Supplementary information
Cash paid during the period for interest	$3,404	$3,272
Cash paid during the period for income taxes	$12,937	$24,858
Property, plant and equipment acquired under capital lease obligation	$1,057	$850

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to common shareholders of Genpact Limited, or adjusted net income, and diluted adjusted earnings per share attributable to common shareholders of Genpact Limited, or diluted adjusted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax thereon for Indian employees) and amortization of acquired intangibles at formation in 2004 for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to common shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2008 and 2009:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

Income from operations as per GAAP	$29,178	$37,849	$46,499	$70,950
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,297	6,192	19,257	12,661
Add: Share based compensation	4,382	4,771	8,309	9,431
Add: FBT impact on share based compensation recovered from employees	1,453	1,086	1,553	1,156
Add: Gain (loss) on interest rate swaps	—	—	(283)	—
Add: Other income	737	805	1,173	788
Less: Equity in loss of affiliate	(110)	(205)	(319)	(435)
Less: Net income of noncontrolling interest	(3,141)	(2,131)	(5,982)	(4,048)
Adjusted income from operations	$41,796	$48,367	$70,207	$90,503

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

Net income as per GAAP	$24,816	$29,687	$44,510	$59,646
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,297	6,192	19,257	12,661
Add: Share based compensation	4,382	4,771	8,309	9,431
Add: FBT impact on share based compensation recovered from employees	1,453	1,086	1,553	1,156
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,640)	(1,821)	(3,464)	(3,167)
Less: Tax impact on share based compensation	—	(1,019)	—	(2,605)
Adjusted net income	$38,308	$38,896	$70,165	$77,122
Adjusted diluted earnings per share	$0.18	$0.18	$0.32	$0.35